                                                                 EXHIBIT (l)(i)


                               PURCHASE AGREEMENT

         SCHWAB INVESTMENTS ("Schwab Investments"), a Massachusetts business trust, and CHARLES SCHWAB & CO., INC. ("Schwab"), a California corporation, hereby agree with each other as follows:

         1. Schwab Investments hereby offers Schwab and Schwab hereby purchases 10,000 Series A units of beneficial interest (representing interests in the Schwab 1000 Fund) in Schwab Investments (such 10,000 units of beneficial interest being hereinafter collectively known as "Shares") at a price of $10.00 per Share. Schwab hereby acknowledges purchase of the Shares and Schwab Investments hereby acknowledges receipt from Schwab of funds in the amount of $100,000 in full payment for the Shares.

         2. Schwab represents and warrants to Schwab Investments that the Shares are being acquired for investment purposes and not with a view to the distribution thereof.

         3. Schwab agrees that if it or any direct or indirect transferee of any of the Shares redeems any of the Shares prior to the second anniversary of the date Schwab Investments begins its investment activities, Schwab will pay to Schwab Investments an amount equal to the number resulting from multiplying Schwab Investments' total unamortized organizational expenses by a fraction, the numerator of which is equal to the number of Shares redeemed by Schwab or such transferee and the denominator of which is equal to the number of Shares outstanding as of the date of such redemption, as long as the administrative position of the staff of the Securities and Exchange Commission requires such reimbursement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 21st day of March, 1991.

Attest:                                     SCHWAB INVESTMENTS

[illegible]                                 BY:   Tom D. Seip
-------------------------                         -----------------------------
                                            Name:  /s/ Tom D.Seip
                                                  -----------------------------
                                            Title: Chief Operating Officer
                                                  -----------------------------


Attest:                                     CHARLES SCHWAB & CO., INC.

[illegible]                                 By:     David S. Pottruck
-------------------------                         -----------------------------
                                            Name:  /s/ David S. Pottruck
                                                  -----------------------------
                                            Title: President
                                                  -----------------------------


sipuragr.cs